                                                                   EXHIBIT 10.10

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]

                     HELLOSOFT TECHNOLOGY LICENSE AGREEMENT
                     --------------------------------------
                              FOR RIM SEMICONDUCTOR
                              ---------------------


         This License Agreement (the "Agreement") is made and entered into as of February 3, 2006 (the "Effective Date") between HelloSoft, Inc., a Delaware corporation, having a principal place of business at 2099 Gateway Place, Suite 200, San Jose, California 95110 ("HelloSoft"), and Rim Semiconductor, a Delaware corporation having a principal place of business at 305 NE 102nd Avenue, Suite 105, Portland, OR 97220 ("Licensee").


         Whereas HelloSoft is in the business of developing, designing, licensing and distributing software technology products;

         Whereas Licensee wishes to obtain certain license rights from HelloSoft to design, manufacture and sell chips that contain HelloSoft object code.

         NOW THEREFORE, in consideration of the parties' mutual covenants as set forth below, HelloSoft and Licensee agree as follows:

          1.   DEFINITIONS

               1.1. "AFFILIATES" means a corporation or any other legal entity, including subsidiaries or related companies, the majority of whose shares or other securities entitled to vote for election of directors (or managing authority) is now or hereafter controlled by Licensee either directly or indirectly.

               1.2. "CONFIDENTIAL INFORMATION" means and the terms and
                    conditions of this Agreement, and any information, technical data, or know-how related to any aspect of either party's business and disclosed by such party (the "disclosing party") to the other party (the "receiving party") including, but not limited to, technologies, research, products, proposals, software, services, development, inventions, processes, designs, drawings, engineering, marketing, customer lists and finances, and which is either marked "confidential" or "proprietary" or, if disclosed orally or by visual inspection, is designated as confidential or proprietary at the time of disclosure and confirmed in a writing so marked within twenty (20) days following disclosure.. Confidential Information does not include any such information, technical data, or know-how which (i) is or becomes publicly available without the breach of this Agreement by the y receiving party; (ii) is released by written consent of the disclosing party for disclosure by the receiving party; (iii) is known by the receiving party prior to the disclosure by the disclosing party; (iv) is rightfully received by the receiving party from a third party who has the legal right to disclose it, without an obligation to keep such information confidential; or (v) is independently developed by the receiving party's employees or the employees of a party's Affiliate not having access to such information.

               1.3. "INTELLECTUAL PROPERTY" means patent rights (including patent applications and disclosures), copyrights, trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction of the world, but does not mean trademark, trade names, logos, or service marks.

               1.4. "LICENSED TECHNOLOGY" means the HelloSoft proprietary software and related documentation described in Exhibit A of this Agreement.

               1.5. "LICENSED PRODUCT" means a product of Licensee or an
                    Affiliate of Licensee, as described in Exhibit E of this Agreement, containing the Licensed Technology.

               1.6. "DELIVERABLES" means the items to be delivered to Licensee by HelloSoft, as set forth in Exhibit B of this Agreement.

               1.7 "USE" means the use by Licensee of the Licensed Technology to make a unique version of a Licensed Product with respect to either the chip or the operating system. The number of USES shall mean the number of such versions that are made by or for Licensee.

          2.   GRANT OF LICENSE

               2.1. LICENSE TO USE LICENSED TECHNOLOGY Subject to the terms and conditions of this Agreement and payment to Hellosoft as per Exhibit C, HelloSoft hereby grants to Licensee, and Licensee accepts, a worldwide, non sub licensable, nonexclusive, nontransferable, non-assignable (except as set forth in ss.11.6 of this Agreement) license to demonstrate, display, develop, make, have made, sell and lease a Licensed Product containing the Licensed Technology in object code form ("Development and Manufacturing Right") for telephony wireline applications.

               2.2. DOCUMENTATION HelloSoft will provide to Licensee the
                    documentation set forth in Exhibit B hereto relating to the Licensed Technology, in electronic format. HelloSoft hereby grants to Licensee a nonexclusive, nontransferable, worldwide license to copy, modify, have modified, and distribute internally and to its Affiliates, in whole or in part, the documentation only in connection with the development, manufacture and sale of the Licensed Product.

               2.3. LICENSEE MATERIALS. Licensee will provide to Hellosoft the material as set forth in Exhibit F for HelloSoft's use in delivering to Licensee the Deliverables as per Exhibit B (the "Licensee Materials"). Licensee grants to HelloSoft a royalty-free, non-exclusive, revocable license to use, reproduce and modify the Licensee Materials solely for the purpose of performing its development and delivery obligations to Licensee hereunder. The Licensee Materials are and shall remain the sole and exclusive property of Licensee. No other rights or licenses to use such Licensee Materials or any intellectual property of Licensee are granted hereunder.

          3.   PAYMENTS AND DELIVERY

               3.1. LICENSE FEE AND ROYALTIES: In consideration of the licenses granted to Licensee and the Deliverables provided to Licensee hereunder, Licensee will pay HelloSoft the license fee, non-recurring engineering charges ("NRE") and royalties as set forth in Exhibit C. HelloSoft will deliver to Licensee, in electronic media, the Deliverables set forth in Exhibit B. Royalties shall be payable in accordance with
                    Section 4.

               3.2. TAXES Licensee will be responsible for the payment of all export, excise, sales, use, property and other taxes based upon the transactions under this Agreement or the fees paid hereunder, other than taxes imposed upon or measured by HelloSoft's net income.

          4.   REPORTS AND AUDITS

               4.1 REPORTS Royalty payments will accrue during the Licensee fiscal quarters in which the Licensed Products are shipped. On or before the thirtieth (30th) day following the close of each Licensee fiscal quarter Licensee will deliver to

                    HelloSoft a royalty report which states: (a) the number of all units of the Licensed Product for which royalties accrued during such fiscal quarter by product type; and (b) the total amount of the royalties payable to HelloSoft. The report shall be accompanied by the payment of the royalties accrued during the quarter.

               4.2 AUDIT For a period of three (3) years after each payment of royalties, Licensee will maintain such accurate books and records relating to Licensee's performance under this Agreement as will be sufficient to confirm Licensee's proper payment of such royalties due under this Agreement and compliance with Sections 2.1 through 2.2. Licensee will be responsible for reporting and payment to HelloSoft for all Licensed Product, by product type, shipped by it or any of its Affiliates, or on their behalf. Licensee will permit a nationally known, independent accounting firm reasonably acceptable to Licensee, under a confidentiality agreement with Licensee, to audit such books and records as may reasonably be required to verify proper payment of royalties due under this Agreement and compliance with Sections 2.1 through 2.2, at such times as HelloSoft may reasonably request, upon reasonable written notice. All such records of Licensee will be considered Licensee's Confidential Information. The accounting firm shall provide to HelloSoft only such information as is necessary to calculate the amount of royalties due hereunder and verify compliance with Sections 2.1 through 2.2, and shall provide Licensee with a copy of any report or written document provided to HelloSoft in connection with such audit. Licensee agrees to provide, and agrees to cause its Affiliates to provide, reasonable assistance, without charge, to the independent accounting firm in conducting the audit. HelloSoft will pay the cost of audits unless any audit reveals that Licensee has underpaid royalties by more than seven and one-half percent (7.5%) of the royalties owed, in which case Licensee will bear all expenses reasonably incurred by HelloSoft in connection with the audit. Audits will not unreasonably interfere with Licensee's business activities. Unless an audit reveals an underpayment of more than seven and one-half percent (7.5%) of the royalties owed, Licensee and its Affiliates will not be required to submit to any audit more than once during any twelve (12) month period.

          5.   MAINTENANCE AND SUPPORT

               5.1. MAINTENANCE AND SUPPORT HelloSoft will provide annual maintenance and support per the terms shown in Exhibit D.

          6.   OWNERSHIP RIGHTS

               6.1. OWNERSHIP HelloSoft will retain all ownership, right, title, and interest (including, without limitation, all copyrights, patents and other intellectual property rights) in and to the Licensed Technology and the Deliverables. Licensee and/or its Affiliates will have and retain all ownership, right, title and interest (including, without limitation, all copyrights, patents and other intellectual property rights) in and to the Licensed Product, subject to HelloSoft's underlying interest in the Licensed Technology.

               6.2. PROPRIETARY NOTICES All copies of the Deliverables made by
                    Licensee will contain HelloSoft's proprietary notices as established by guidelines promulgated from time to time by HelloSoft, and Licensee will not remove any copyright or other proprietary notices contained in the Hellosoft Deliverables and/or Licensed Technology.

               6.3. TRADEMARKS Except as provided in this Agreement, Licensee may not use HelloSoft's name, logo, or trademarks without HelloSoft's prior written consent, which shall not be unreasonably withheld.

               6.4. RIGHT TO LICENSE Licensee hereby expressly acknowledges and affirms Hellosoft's assertion of a right to license the Licensed Technology. Accordingly, Licensee will not at any time, and Licensee will ensure that its Affiliates will not at any time, directly or indirectly, oppose the grant of, dispute the validity of or cooperate in any suit or proceeding which challenges or disputes any proprietary rights of HelloSoft in the Licensed Technology or HelloSoft in the licensing of the Deliverables, or any portion thereof. The foregoing shall not be construed as limiting Licensee's right to indemnification under Section 8.

          7.   REPRESENTATIONS AND WARRANTIES

               7.1. HELLOSOFT REPRESENTATIONS HelloSoft represents and warrants to Licensee only that (a) it possesses the right and capacity to enter into this Agreement; and (b) the Hellosoft Deliverables will operate in accordance with the specification as described in Exhibit B.

               7.2. LICENSEE REPRESENTATIONS Licensee represents and warrants that: (a) it possesses the right and capacity to enter into this Agreement; and (b) it will comply with the guidelines of Hellosoft as per ss.6.2 or as reasonably modified by Hellosoft from time to time.

               7.3. DISCLAIMER EXCEPT AS PROVIDED IN ss.7.1 HELLOSOFT MAKES NO
                    WARRANTY OF ANY KIND WITH REGARD TO THE LICENSED TECNOLOGY, AND THE DELIVERABLES. HELLOSOFT EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WHETHER ARISING IN LAW, CUSTOM, CONDUCT, OR OTHERWISE.

          8.   INDEMNIFICATION AND LIMITATION OF LIABILITY

               8.1. HELLOSOFT INDEMNIFICATION HelloSoft agrees to defend or settle at HelloSoft's own expense and under HelloSoft's sole control any claim, suit or proceeding brought by a third party against Licensee or an Affiliate of Licensee to the extent that such claim, suit or proceeding is based upon any claim of intellectual property infringement with respect to Licensed Technology, subject to the limitations herein. HelloSoft will be relieved of the foregoing obligations unless Licensee (i) notifies HelloSoft promptly in writing of such claim, suit or proceeding, and (ii) gives HelloSoft information and assistance with respect to any such claim, suit or proceeding. HelloSoft will not enter into a settlement agreement without Licensee's prior written consent, which consent shall not be unreasonably withheld. If the Licensed Technology, or any part thereof, is finally adjudicated to be, or in HelloSoft's opinion may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright, trade secret, or other intellectual property rights of a third party, or if the distribution or use of the Licensed Product, or any part thereof, is enjoined, then HelloSoft will, at HelloSoft's option and expense: (i) procure for Licensee and its Affiliates and Customers the right to distribute and/or use the Licensed Product under such proprietary rights; or (ii) suitably modify the Licensed Technology while maintaining functionality and performance equivalent to the Licensed Technology originally delivered hereunder, or (iii) refund the license fees paid therefor by Licensee upon Licensee's return of all materials related to the Licensed Technology. HelloSoft will not be liable for any costs or expense incurred by Licensee in connection with the claim, suit or proceeding without HelloSoft's prior written authorization, such authorization not to be unreasonably withheld. HelloSoft assumes no liability in connection with, arising from or resulting from:: (x) any combination of the Licensed Technology with other technology or products if such liability would not have arisen but for the combination; or
                    (y) any modification of the Licensed Technology or Documentation, unless such modification was made by HelloSoft pursuant to specifications and designs drafted by HelloSoft, if such liability would not have arisen but for such modification.

               8.2. LICENSEE INDEMNITY Licensee agrees to indemnify and hold
                    HelloSoft harmless and to defend and settle at Licensee's expense under Licensee's sole control and pay all damages, liability, expenses (including but not limited to reasonable attorney's fees), resulting from any claim, suit or proceeding brought against HelloSoft by a third party arising out of a cause set forth in Section 8.1 (x) or (y). Licensee will be relieved of the foregoing obligations unless HelloSoft (i) notifies Licensee promptly in writing of such claim, suit or proceeding, and (ii) gives Licensee information and assistance with respect to any such claim, suit or proceeding. Licensee will not enter into a settlement agreement without HelloSoft's prior written consent, which consent shall not be unreasonably withheld.

               8.3. EXCLUSIVE REMEDY THE FOREGOING PROVISIONS OF THIS ss.8 STATE
                    THE ENTIRE LIABILITY AND OBLIGATIONS OF EACH PARTY AND THE EXCLUSIVE REMEDY OF EACH PARTY WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT BY THE LICENSED TECHNOLOGY.

               8.4. LIMITATION UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE
                    ENTITLED TO RECOVER FROM THE OTHER ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR SPECIAL DAMAGES, WHETHER IN CONTRACT OR IN TORT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT, WITH THE EXCEPTION OF A BREACH OF THE LICENSING RESTRICTIONS IN SECTIONS 2.1 THROUGH 2.2 AND/OR THE CONFIDENTIALITY OBLIGATION IN SECTION 9, SHALL HELLOSOFT'S OR LICENSEE'S TOTAL LIABILITY UNDER THIS AGREEMENT OR FOR BREACH OF THIS AGREEMENT, WHETHER BASED UPON CONTRACT, INDEMNIFICATION, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL THEORY, EXCEED THE LICENSE FEES PAID (AS TO HELLOSOFT'S LIABILITY) OR PAID AND PAYABLE (AS TO LICENSEE'S LIABILITY) BY LICENSEE TO HELLOSOFT HEREUNDER. NOTWITHSTANDING, SECTION 8,1, HELLOSOFT SHALL HAVE NO LIABILITY FOR ANY THIRD-PARTY'S CLAIM IN RESPECT OF THE PATENTS OR ANY OTHER INTELLECTUAL PROPERTY RIGHTS OR COPYRIGHTS THAT (i) CONSTITUTE ITU-T OR ETSI OR OTHER STANDARDS-BASED RECOMMENDATIONS, AND (ii) ARE ESSENTIAL AND INEVITABLE TO SATISFY THE SAID RECOMMENDATIONS, AND (iii) ARE RELATED TO ITEMS G.723.1 AND G.729AB OF THE DELIVERABLES SET FORTH IN EXHIBIT B. EACH PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVER SERVES AS A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT.

          9.   CONFIDENTIALITY

               9.1. RESTRICTIONS Each party (i) agrees not to disclose
                    Confidential Information given to it by the other party to any person, real or legal (including, without limitation, the receiving party's employees), except as necessary for the other party to perform its obligations and/or exercise its rights under this Agreement or as required by court order; (ii) will require its employees having access to Confidential Information and any third party to whom disclosure of Confidential Information is permitted and necessary hereunder to sign or already have signed a confidentiality agreement containing provisions substantially similar to this Agreement; (iii) will exercise the same degree of care to safeguard the confidentiality of such Confidential Information as it would exercise in protecting the confidentiality of similar property of its own (but in no event less than is standard in the industry);
                    (iv) agrees to use its diligent efforts to prevent inadvertent or unauthorized disclosure, publication or dissemination of any Confidential Information; and (v) agrees not to use the Confidential Information for any purpose not authorized hereunder. Confidential Information will be maintained in confidence for a period of five (5) years from the date of disclosure, except the Confidential Information of HelloSoft incorporated into the Deliverables which will be maintained in confidence in perpetuity. Upon termination of this Agreement, each party will promptly deliver to the other party all Confidential Information provided by that party during the term of this Agreement. Licensee and HelloSoft will each be entitled to such remedies as may be available against the other under the applicable law for any loss or damage the other may sustain as a result of the wrongful use or disclosure by the other party (or any employees, contractors, or permitted assignees of the other party or Licensee's Affiliate) of its Confidential Information.

               9.2. UNAUTHORIZED DISCLOSURES Each party will notify the other of any actual or suspected unauthorized use or disclosure of Confidential Information or infringement of any Confidential Information of which such party has knowledge, and will reasonably cooperate with the other party in the investigation and prosecution of such unauthorized use, disclosure, or infringement. In the event of unauthorized use of confidential information by a party of this agreement, such party will take all reasonable steps to mitigate the harm resulting from such use or disclosure.

               9.3. RELEASE TO LICENSEE'S CUSTOMERS The parties will mutually agree upon a subset of the Confidential Information which may be disclosed to Licensee's customers, and used by such customers, for the sole purpose of helping such customers design Licensed Product into their end products, provided that: (a) such disclosure is subject to the terms and conditions set forth in ss.9.1 and ss.9.2; and (b) Licensee's customers will have no right to copy (except as necessary for customers to carry out such design), distribute or further disclose such Confidential Information. Licensee will require all such customers to execute written confidentiality agreements with Licensee that, without limitation, contain the foregoing terms and conditions, and impose on such customers the obligations and restrictions imposed on Licensee in this ss.9, and designate Hellosoft as a third-party beneficiary of such customer obligations.

          10.  TERM AND TERMINATION

               10.1. TERM This Agreement will commence on the Effective Date and continue for a four (4)- year term unless the Agreement is terminated earlier under the provisions of this ss.10 (the "Term"). In the event of termination of this Agreement due to expiry of the Term, Licensee shall have the right in perpetuity to continue shipping and supporting those USES of the Licensed Product as to which the License Fees per Exhibit C had been paid to HelloSoft prior to the time of termination due to expiry of the Term, subject to the Licensee continuing to comply with ss.3, ss.4 and ss.9, including the reporting and payment of royalties and continuing in perpetuity to maintain in confidence the Confidential Information of Hellosoft incorporated into the Deliverables.

               10.2. TERMINATION FOR CAUSE If either party defaults in the performance of any material provision of this Agreement, then the non-defaulting party shall give written notice to the defaulting party that if the default is not cured within thirty (30) days, (or, if it cannot be cured in that time, the party has not commenced remedial procedures reasonably satisfactory to the non-breaching party), then the Agreement will automatically terminate at the end of such period. Any breach of the provisions in ss.9 will be considered breaches, which cannot be cured and may be the basis for the immediate termination of this Agreement.

               10.3. EFFECT OF TERMINATION FOR CAUSE In the event this Agreement is terminated pursuant to ss.10.2 due to Licensee's breach, all rights granted to Licensee with respect to the Licensed Technology, which had been granted pursuant to this Agreement, will then be terminated.

               10.4. SURVIVAL The provisions of ss.ss.1, 6, 7, 8, 9, 10 and 11 will survive any termination of this Agreement.

               10.5. ACCELERATION OF PAYMENTS In the event that this Agreement is terminated, the payment date of all payments that already have accrued will be accelerated and such payments will become immediately due and payable as of the date of termination.

               10.6. TERMINATION NOT EXCLUSIVE REMEDY Except as expressly limited by this Agreement, termination of this Agreement will be without prejudice to any other remedy which may be available to a party due to default of this Agreement. Violation of obligations under this Agreement may cause irreparable harm and damage, which may not be recovered at law, and remedies for breach of this Agreement may be awarded in equity through injunctive relief by any court of competent jurisdiction.

          11.  MISCELLANEOUS

               11.1. RELATIONSHIP The relationship between the parties will be that of independent contractors. Nothing contained herein will be construed to imply a joint venture, principal or agent relationship, or other joint relationship, and neither party will have the rights, power or authority to create any obligation, express or implied, on behalf of the other.

               11.2. GOVERNING LAW This Agreement shall be governed in all respects by the substantive laws of the State of California, United States of America, exclusive of its conflict of laws rules, as applied to agreements entered into in California between California residents. The parties specifically agree that the provisions of the United Nations Convention on the International Sales of Goods are excluded.

               11.3. ARBITRATION In the event of any dispute under this
                    Agreement, the parties expressly agree to submit the grievance to binding arbitration, provided that Hellosoft may also seek equitable relief to protect its Intellectual Property from any court of competent jurisdiction, in addition to or in lieu of arbitration. A single arbitrator experienced in technology license agreements who is mutually acceptable to both parties shall hold the arbitration. The decision of the arbitrator shall be binding upon the parties. The arbitrator shall apply California Law. The arbitration will be conducted in Santa Clara County, California. Both parties shall share the fees of the arbitrator equally. Any award rendered by the arbitrator may be entered for enforcement, if necessary, in any court of competent jurisdiction, the party against whom enforcement is sought bearing the costs and expenses, including attorney's fees, related to such entry and enforcement.

               11.4. WAIVER Failure by any party to enforce any of its rights under this Agreement will not be deemed a waiver of any right which that party has under this Agreement.

               11.5. SEVERABILITY Should any provisions of this Agreement contravene any law or valid regulation of any government having jurisdiction over the parties, then such provision will be automatically terminated and performance thereof by the parties waived, and all other provisions of this Agreement will continue in full force and effect.

               11.6. ASSIGNMENT Licensee may not sell, transfer, assign or subcontract any right or obligation under this Agreement without the prior written consent of HelloSoft, which consent shall not be unreasonably withheld.

               11.7. PUBLICITY The parties may (with mutual consent) issue a joint press release or information to the general public regarding this Agreement. Before such joint press release, neither party will disclose the terms and conditions of this Agreement. At all times the licensing details and fees involved in this Agreement will remain confidential. Notwithstanding the restrictions of Section 9, the parties may disclose the existence of this Agreement and the license rights granted hereunder, but no other terms and conditions hereof, solely for purposes of marketing and selling their own respective products.

               11.8 NOTICES All notices, requests, consents and other
                    communications hereunder will be in writing and delivered personally, by courier such as DHL or Federal Express, by mail, or by facsimile (with facsimiles to be promptly confirmed in writing). All such written communications delivered by mail will be mailed, postage prepaid, either by certified or registered, first-class mail to the parties at their respective addresses as set forth below, subject to the right of either party to change its address by delivering written notice to the other. Such notices will be deemed to be effective upon five (5) days following the date of mailing or upon receipt if by facsimile or personal delivery.

               11.9 EXPERT ADVICE Each party has consulted such legal,
                    financial, technical, or other expert it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands, and agrees with the terms and conditions of this Agreement. Neither party has relied upon any oral representation of the other party in entering into this Agreement. All discussions, estimates or projections developed by a party during the course of negotiating the terms and conditions of this Agreement are by way of illustration only, and, unless specifically contained in this Agreement or one of its Exhibits, are not binding or enforceable against the other party in law or in equity.

               11.10 EXPORT The parties agree that they shall at all times act in conformity with all applicable laws and regulations, including but not limited to, the U.S. export laws.

               11.11 FORCE MAJEURE Except for payment of moneys due under this
                    Agreement, nonperformance of either party will be excused to the extent that performance is rendered impossible by fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

               11.12 ENTIRE AGREEMENT; This Agreement constitutes the complete understanding and agreement of the parties and supersedes all prior and contemporaneous negotiations, understandings and agreements, oral or written, with respect to the subject matter of this Agreement. Any modification or amendment of any provision of this Agreement will be effective only if in writing and signed by an authorized representative of both parties.



                IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.



"Licensee"                                     HelloSoft



By:    Brad Ketch                              By:     Krishna Yarlagadda


Title: President & CEO                         Title:  CEO


Signature: /s/ Brad Ketch                      Signature: /s/ Krishna Yarlagadda
           ----------------------------                   ----------------------

                                    EXHIBIT A
                                    ---------

                               LICENSED TECHNOLOGY
                               -------------------

         IINTEGRATED VOIP SUITE FOR ARM926EJ-S BASED PROCESSOR RUNNING ON EMBEDDED LINUX OS.

o        Voice codecs: ITU-T G.711, G.729A/B, G.723.1, G.726
o        Lost Packet Compensation unit (PLC): ITU-T G.711 Appendix I
o        VAD/CNG: ITU-T G.711 Appendix II
o        ITU-T G.168 compliant Line Echo Canceller (16/32 ms Tail Length)
o        Adaptive Jitter Buffer and Packet Play out unit.
o Telephony Modules: DTMF Generator/ Detector, Call Progress Tone Generator/Detector,
o        RTP/RTCP: IETF RFC 3550 and 3551
o In-Band Signaling: IETF RFC 2833 RTP Payload for DTMF digits, telephony tones and signals.
o SIP Stack and User Agent for VoIP Terminals based on IETF RFC 3261, Session Description protocol (SDP) RFC 2327
o Hellosoft's Media processing Framework, Call Control Manager, VoIP System level Framework, OA&M, DIM, OS Abstraction Layer, Application Interface Layer.

                                    EXHIBIT B
                                    ---------

                             HELLOSOFT DELIVERABLES
                             ----------------------

(B-1)

Object code for the modules set forth below for the ARM9E architecture running Linux OS verified on Hellosoft's ARM926EJS-based VoIP reference platform:


o        ITU-T G.711: Pulse code modulation (PCM) of voice frequencies.

o ITU-T G.711 Appendix I: A high quality low-complexity algorithm for packet loss concealment with G.711 (PLC).

o        ITU-T G.711: Appendix II: A comfort noise payload definition for ITU-T
         G.711 use in packet-based multimedia communication systems (VAD/CNG).

o ITU-T G.729: Annex A and Annex B, Coding of speech at 8 kbit/s using conjugate structure algebraic-code-excited linear-prediction (CS-ACELP), silence compression scheme for G.729 optimized for terminals conforming to recommendation V.70.

o ITU-T G.723.1: Dual Rate Speech Coder for Multimedia Communications Transmitting at 5.3 and 6.3 kbit/s.

o ITU-T G.726: 40, 32, 24, 16 kbit/s adaptive differential pulse code modulation (ADPCM)

o        ITU-T G.168 compliant Line Echo Canceller (16/32 ms Tail Length)

o        Adaptive Jitter Buffer and Packet Play out Unit

o        DTMF Generator/Detector

o        Call Progress Tone Generator/Detector


o        Media processing Framework.

o        RTP/RTCP: IETF RFC 3550 and 3551 Specification

o        IETF RFC 2833 RTP Payload for DTMF digits, telephony tones and signals.



o        SIP Stack based on IETF RFC 3261

o        RFC 2327 Session Description protocol (SDP)

o        Call Control Manager

o        Hellosoft's VoIP System level Framework, OA&M and DIM

o        OS Abstraction Layer

o        Application Interface Layers

 (B-2) Deliverables for NRE work:

None.

                                    EXHIBIT C
                                    ---------

                            LICENSE FEES AND ROYALTY
                            ------------------------

                  I.       ***

                  II.      ***

         All fees and royalties paid are non-refundable.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT D
                                   ---------

                        MAINTENANCE AND SUPPORT AGREEMENT
                        ---------------------------------

         Licensee will pay Hellosoft an annual maintenance fee of *** for the first year by 4/15/06. Licensee will receive annual maintenance from HelloSoft which includes updates as available, bug fixes and 100 hours of email/telephone support for an initial twelve month period commencing on the Effective Date . Licensee will pay annual maintenance for each additional twelve month period thereafter by paying the annual maintenance fee of *** by each anniversary of the Effective Date..

         Licensee may purchase additional technical support at the following rates:

                    1. US-based support: ***.
                    2. India-based support: ***.

         Any reasonable expenses incurred by HelloSoft in connection with Licensee requested travel for HelloSoft technical support will be reimbursed by the Licensee, provided that Licensee approves such expenses in writing in advance.

         All fees paid are non-refundable.

***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

                                   EXHIBIT E
                                   ---------

                                LICENSED PRODUCT
                                ----------------

Licensee's Embarq 30 semiconductor chip, (using ARM9E processor core) running the Linux operating system incorporating the Licensed Technology in object code form for VDSL applications.

                                   EXHIBIT F
                                   ---------


                               LICENSEE MATERIALS
                               ------------------


Following items will be delivered by Licensee to Hellosoft as per schedule below:

                                      None